Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED JUNE 1, 2015

TO THE PROSPECTUS, DATED MAY 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from May 1, 2015 to May 31, 2015.

The following table sets forth our NAV per Common Share for each business day in May commencing on May 1, 2015.

Date	NAV per Common Share
May 1, 2015	$12.51
May 4, 2015	$12.51
May 5, 2015	$12.51
May 6, 2015	$12.51
May 7, 2015	$12.51
May 8, 2015	$12.51
May 11, 2015	$12.51
May 12, 2015	$12.51
May 13, 2015	$12.51
May 14, 2015	$12.51
May 15, 2015	$12.51
May 18, 2015	$12.51
May 19, 2015	$12.51
May 20, 2015	$12.51
May 21, 2015	$12.51
May 22, 2015	$12.51
May 26, 2015	$12.51
May 27, 2015	$12.51
May 28, 2015	$12.51
May 29, 2015	$12.51

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.